EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Amendment No. 3 to Registration Statement No. 333-31617 of Innovative Valve Technologies, Inc. on Form S-1 of our report dated April 11, 1997, on the financial statements of GSV, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Orlando, Florida
October 21, 1997